                                                                 EXHIBIT 10.1(b)


                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT


          This First Amendment to Amended and Restated Loan Agreement ("First Amendment") is made and entered into as of the 19th day of July, 1996 by and between Einstein/Noah Bagel Corp. (formerly known as Einstein Bros. Bagels, Inc.), a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                    RECITALS
                                    --------

          A. The Company and Boston Chicken are parties to an Amended and Restated Secured Loan Agreement dated as of May 17, 1996 (the "Loan Agreement"), pursuant to which Boston Chicken has agreed, among other things, to loan to the Company up to $134,000,000, including a $120,000,000 Convertible Loan and a $14,000,000 Nonconvertible Loan, upon the terms and subject to the conditions set forth therein.

          B. On June 17, 1996, Boston Chicken exercised its conversion rights and converted the $120,000,000 Convertible Loan into common stock of the Company.

          C. The Company now desires to increase the maximum principal balance available to be borrowed under the Nonconvertible Loan to $50,000,000.

          D. Boston Chicken is willing to increase the Nonconvertible Loan to $50,000,000, on the terms and conditions set forth herein.

                                   COVENANTS
                                   ---------

          Based upon the above recitals, the parties agree as follows:

          1.1 Amendment of Loan Agreement. Upon satisfaction by the Company of the conditions set forth in Section 3.1 hereof, the Loan Agreement shall be amended as of the date hereof as follows:

               (1) Section 1.1(a) of the Loan Agreement is hereby deleted and the following Section 1.1 is inserted in place thereof:

               1.1 The Loan; Funding Alternatives; Promissory Note. (a) Boston Chicken agrees, on the terms and subject to the conditions set forth, to advance at any time and from time to time during the period commencing on the date hereof and ending on June 14, 1998 (the "Draw Loan Termination

     Date"), amounts requested by the Company in an aggregate principal amount not to exceed $50,000,000 (the "Loan" or the "Nonconvertible Loan"), in integral multiples of $100,000. The Loan shall be evidenced by an amended and restated nonconvertible promissory note dated as of May 17, 1996, in the form attached hereto as Exhibit A, as amended by First Amendment to Nonconvertible Promissory Note dated as of July 19, 1996 (the "Nonconvertible Note" or the "Note").

               (2) Section 1.1(d) is hereby amended by deleting subsection (i) therefrom in its entirety.

               (3) Section 1.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

               1.2 Maximum Principal Balance. The aggregate outstanding principal balance of the Loan shall not exceed $50,000,000 (the "Maximum Principal Balance").

          (4) Sections 1.7 and 1.8 of the Loan Agreement are hereby deleted in their entirety. Sections 1.7 and 1.8 of the Loan Agreement are hereby designated "Intentionally Omitted".

          (5) Section 4.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

               4.2 Capital Stock. The Company's authorized stock consists of 220,000,000 shares of capital stock, of which 200,000,000 shares are common stock, $.01 par value per share and 20,00,000 shares are preferred stock, $.01 par value per share. As of July 19, 1996, of the Company's authorized capital stock, (a) 22,872,224 shares of common stock are issued and outstanding, (b) 3,654,488 shares of common stock are reserved for issuance upon the exercise of options granted under the Company's Amended and Restated 1995 Stock Option Plan, (c) 12,954 shares of common stock are reserved for issuance upon the exercise of options granted under the Company's 1996 Stock Option Plan for Non-Employee Directors, and (d) 6,250 shares of series A convertible preferred stock are issued and outstanding. Such issued and outstanding shares are fully paid and non-assessable and are free and clear of all liens, claims and encumbrances of any kind. Except for (i) options granted under the Company's Amended and Restated 1995 Stock Option Plan, (ii) a warrant issued to Bagel Store Development Funding, L.L.C. to purchase up to 1,012,500 shares of common stock for an exercise price of $6.47 per share pursuant to that certain warrant certificate dated December 29, 1995, (iii) warrants to purchase up to 427,275 shares in the aggregate of common stock for an exercise price of $6.47 per share issued to area developers and prospective area developers of the Company, and (iv) a warrant issued to BA Securities, Inc. to purchase up to 15,375 shares of common stock for an exercise price of $11.58 per share pursuant to that certain warrant certificate dated May 28, 1996, there are no outstanding options, warrants, rights, contracts or agreements of any kind for the issuance or sale of any shares of capital stock of the Company or for the issuance or sale of other securities or obligations of the Company or for the purchase by the Company of any of its shares.

               (6) Sections 5.2, 5.3, 5.4 and 5.6 of the Loan Agreement are hereby deleted in their entirety. Sections 5.2, 5.3, 5.4 and 5.6 of the Loan Agreement are hereby designated "Intentionally Omitted".

               (7) Section 8.1 of the Loan Agreement is hereby amended as follows: (a) Section 8.1(a) is hereby amended by deleting the phase "either of the Notes" and substituting the term "the Note" in place thereof, (b) Section 8.1(b) is hereby amended by deleting the phrase "either of the Notes" and substituting the term "the Note" in place thereof, and (c) Section 8.1(k) is hereby amended by deleting the parenthetical "(other than the Notes)" and substituting "(other than the Note)" in place thereof.

               (8) Section 9.4 of the Loan Agreement is hereby amended by deleting the name "Amy S. Powers" and substituting the name "Paul T. Metzger" in place thereof.

               (9) Except as specifically provided herein, all references in the Loan Agreement to "the Notes" shall be deemed to be references to "the Note" and all references in the Loan Agreement to "the Loans" shall be deemed to be references to "the Loan".

               (10) The form of Amended and Restated Convertible Secured Note attached to the Loan Agreement as Exhibit A-1 is hereby deleted.

               (11) The form of Nonconvertible Secured Note attached to the Loan Agreement as Exhibit A-2 shall be deemed to be Exhibit A to the Loan Agreement.

          2.1 Effect of Amendment to Loan Agreement. From and after the effective date hereof, reference in the Loan Agreement and all other documents executed pursuant to the Loan Agreement (as each of the foregoing is amended hereby or pursuant hereto) to (a) the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby and (b) the Note shall be deemed to be references to the Note as amended by the First Amendment to Nonconvertible Note of even date herewith, in the form attached hereto as Exhibit A, to be delivered hereunder (the "Note Amendment").

          3.1 Effective Date; Conditions. This First Amendment shall not become effective until:

               (1) The Company shall have executed and delivered to Boston Chicken this Amendment and the Note Amendment;

               (2) The Company shall have delivered to Boston Chicken a certificate of the Company dated as of the effective date hereof in substantially the form attached hereto as Exhibit B, which shall be signed by a duly authorized officer of the Company;

               (3) The Company shall have delivered to Boston Chicken, in form and substance satisfactory to Boston Chicken, resolutions of the board of directors of the Company authorizing, among other things, (i) the execution, delivery and performance by the Company of this First Amendment and the Note Amendment, and (ii) such other resolutions as the Company deems necessary or desirable to consummate the transactions contemplated herein; and

               (4) The Company shall have delivered to Boston Chicken such other documents and instruments as Boston Chicken may request in connection herewith.

          4.1 Representations. To induce Boston Chicken to enter into this First Amendment, the Company represents to Boston Chicken as of the date hereof that:

          (1) The representations and warranties contained in Article IV of the Loan Agreement are true and correct;

          (2) No Default or Event of Default has occurred and is continuing; and

          (3) This First Amendment and the Note Amendment have each been duly authorized by all required action on the part of the Company, and each of this First Amendment and the Note Amendment has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

          5.1 Definitions; Ratification. Any term used but not defined herein or in the exhibits hereto shall have the meaning ascribed thereto in the Loan Agreement. Except as expressly contemplated herein, the Loan Agreement and all related certificates, and other documents, are hereby ratified and confirmed and shall remain in full force and effect.

          6.1 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          7.1 Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but each of which together shall constitute but one and the same instrument.

          8.1 Headings. The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

          IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective on the date provided herein.

BOSTON CHICKEN, INC.                EINSTEIN/NOAH BAGEL CORP.



By: /s/ Donald J. Bingle           By: /s/ Paul A. Strasen
    ----------------------             --------------------

Title: Vice President              Title:  Vice President
       -------------------                -----------------

                                   EXHIBIT A

RIGHTS OF THE HOLDER TO RECEIVE PAYMENT HEREUNDER ARE SUBJECT TO A SUBORDINATION AGREEMENT DATED MAY 17, 1996 EXECUTED BY BOSTON CHICKEN, INC. IN FAVOR OF BANK OF AMERICA ILLINOIS, AS AGENT FOR CERTAIN LENDERS


                    FIRST AMENDMENT TO AMENDED AND RESTATED
                              NONCONVERTIBLE NOTE


     This First Amendment to Amended and Restated Nonconvertible Note (the "First Amendment") is made and entered into as of the 19th day of July, 1996 by and between Einstein/Noah Bagel Corp. (formerly known as Einstein Bros. Bagels, Inc.), a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").


                                   RECITALS
                                   --------

          A. Boston Chicken and the Company have previously entered into an Amended and Restated Loan Agreement dated as of May 17, 1996, as amended (the "Loan Agreement"), pursuant to which Boston Chicken agreed, among other things, to make a nonconvertible loan to the Company in the maximum principal amount of $14,000,000, evidenced by that certain Amended and Restated Nonconvertible Note dated May 17, 1996 (the "Note") payable to the order of Boston Chicken in the original principal amount of $14,000,000.

          B. The Company and Boston Chicken have agreed to increase the principal amount of the Note to $50,000,000, and desire to execute this First Amendment to evidence such increase.

     NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Boston Chicken and the Company agree as follows:

          1. The Note is hereby amended by deleting all references to "$14,000,000" and "fourteen million dollars" therefrom and substituting "$50,000,000" and "fifty million dollars", respectively in place thereof.

          2. This First Amendment shall become effective when the Company and Boston Chicken shall have each executed and delivered this First Amendment.

          3. The Company represents and warrants to Boston Chicken that: (a) the execution, delivery and performance of this First Amendment have been duly authorized by all necessary corporate action and will not require any consent or approval of its stockholders, violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (b) this First Amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms thereof; and (c) no default has occurred and is continuing or exists under the Loan Agreement or the Note, as amended hereby, as of the effective date hereof.

          4. The Note, as amended hereby, is hereby ratified and confirmed and remains in full force and effect in accordance with their respective terms.

          5. This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

          6. The First Amendment may be executed in two or more counterparts, each of which together shall constitute the same agreement.

     IN WITNESS WHEREOF, each of the undersigned has, through its duly authorized officers, executed this First Amendment as of the day and year first above written.

                              Borrower:

                              EINSTEIN/NOAH BAGEL CORP.,
                              a Delaware corporation



                              By:
                                   -----------------------------
                              Its:  Vice President


                              Lender:

                              BOSTON CHICKEN, INC., a Delaware
                              corporation


                              By:
                                   -----------------------------
                              Its:  Vice President

                                   EXHIBIT B

                                  CERTIFICATE

          The undersigned, being the Chief Financial Officers of Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), hereby represents, warrants, and certifies that (i) no Default or Event of Default has occurred under the Amended and Restated Secured Loan Agreement dated as of May 17, 1996 between the Company and Boston Chicken, Inc., a Delaware corporation (the "Loan Agreement"), and (ii) all of the covenants, agreements, representations, and warranties made by the Company therein and in the Security Instruments and in any writing delivered pursuant to the Loan Agreement are true and correct and complete and have been fully complied with as of the date of this Certificate.


                                    X
                                      --------------------------------

                                    Name:  W. Eric Carlborg

                                    Title:   Chief Financial Officer


Dated:  July 19, 1996